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                                                                       EXHIBIT 5


                              TROUTMAN SANDERS LLP
                           600 Peachtree Street, N.E.
                         Suite 5200, NationsBank Plaza
                          Atlanta, Georgia 30308-2216
                                 (404)885-3000


                                 July 17, 1996


Healthdyne Information Enterprises, Inc.
1850 Parkway Place
Suite 1100
Marietta, Georgia 30067

Gentlemen:

         We have examined a copy of the registration statement on Form S-8 proposed to be filed by Healthdyne Information Enterprises, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), of 200,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), reserved for issuance under the Company's Employee Stock Purchase Plan (the "Plan"). In rendering this opinion, we have reviewed such documents and made such investigations as we deemed appropriate.

         We are of the opinion that, subject to compliance with the pertinent provisions of the Act and to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Plan and the respective subscription agreements thereunder, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion or copies thereof as an exhibit to the registration statement referred to above.

                                                   Very truly yours,


                                                   /s/ Troutman Sanders LLP


                                                   TROUTMAN SANDERS LLP